Exhibit 99.1

Globus Medical Reports First Quarter 2025 Results

AUDUBON, PA, May 8, 2025: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended March 31, 2025.

•	Worldwide net sales were $598.1 million, a decrease of 1.4%, or a decrease of 0.8% on a constant currency basis
•	GAAP net income for the quarter was $75.5 million
•	GAAP diluted earnings per share (“EPS”) was $0.54 and non-GAAP diluted EPS was $0.68

“Our first quarter results were impacted by softer Enabling Technology deal closures, temporary integration related supply chain disruption, and timing of international distributor orders, partially offset by strength in our core US spine business,” commented Dan Scavilla, President and Chief Executive Officer. “We are encouraged by the continued strong performance in April across these businesses and remain confident in our ability to drive above-market revenue growth as we move forward.  We will continue to invest and provide innovative and clinically advanced products and solutions that help our surgeons improve patient care.  We remain steadfast in our vision for the future.”

“We remain focused on our strategy and continue to execute against those objectives,” commented Keith Pfeil, COO-CFO.  “During the quarter, we returned to a debt-free status, as we paid off the remaining $450 million of debt assumed from the NuVasive merger.  We delivered record Q1 free cash flow, while continuing to drive significant investments in machinery, equipment and sets, as we further scale internal manufacturing. Our actions taken during the quarter are geared towards driving long-term, sustainable growth.”

Worldwide net sales for the first quarter of 2025 were $598.1 million, an as-reported decrease of 1.4% over the first quarter of 2024.  U.S. net sales for the first quarter of 2025 increased by 0.2% compared to the first quarter of 2024. International net sales decreased by 7.7% over the first quarter of 2024 on an as-reported basis and decreased by 4.6% on a constant currency basis. The decrease in Net Sales was due primarily to fewer enabling technology unit sales.

GAAP net income for the first quarter of 2025 was $75.5 million, an  increase over the same period in the prior year. Diluted EPS for the first quarter was $0.54, compared to a loss of $0.05 for the first quarter of 2024.  The GAAP net income increase was primarily driven by a decrease in amortization costs of purchase accounting related fair-value step-ups and restructuring costs in the current period as compared to the prior period.  Non-GAAP diluted EPS for the first quarter of 2025, which excludes, among other costs, acquisition and restructuring-related costs, was $0.68, compared to $0.63 in the first quarter of 2024, an increase of 8.5%.

Net cash provided by operating activities was $177.3 million, and non-GAAP free cash flow was $141.2 million for the first quarter of 2025.

Retrospectively, as of January 1, 2024, we no longer include acquisition of in-process research and development costs as an adjustment to non-GAAP Adjusted EBITDA or non-GAAP net income.

2025 Annual Guidance

The Company reaffirms its guidance for full-year 2025 revenue to be in the range of $2.80 to $2.90 billion and updated its guidance for non-GAAP fully diluted earnings per share to be in the range of $3.00 to $3.30, which is a decrease from the prior non-GAAP fully diluted earnings per share guidance of $3.10 to $3.40.

Conference Call Information

Globus Medical will hold a teleconference to discuss its first quarter 2025 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Merger and acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees.  Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

In addition, for the period ended March 31, 2025 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, the impact of dilution attributable to the Convertible Notes, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income.   We also present Non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.  Additionally, for the period ended March 31, 2025 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov. Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2025	2024
Net sales	$598,121	$606,666
Cost of Sales and Operating expenses:
Cost of sales (exclusive of amortization of intangibles)	195,397	241,487
Research and development	33,062	57,268
Selling, general and administrative	242,799	248,679
Amortization of intangibles	28,802	29,676
Acquisition-related costs	1,057	2,418
Restructuring costs	—	19,141
Operating income/(loss)	97,004	7,997
Other income/(expense), net
Interest income/(expense), net	1,681	(1,894)
Foreign currency transaction gain/(loss)	4,270	(15,371)
Other income/(expense)	713	710
Total other income/(expense), net	6,664	(16,555)
Income/(loss) before income taxes	103,668	(8,558)
Income tax provision/(benefit)	28,206	(1,441)
Net income/(loss)	$75,462	$(7,117)

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	315	379
Foreign currency translation gain/(loss)	4,379	(1,232)
Total other comprehensive income/(loss), net of tax	4,694	(853)
Comprehensive income/(loss)	$80,156	$(7,970)

Earnings per share:
Basic	$0.55	$(0.05)
Diluted	$0.54	$(0.05)
Weighted average shares outstanding:
Basic	136,757	135,358
Diluted	139,774	135,358

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(In thousands, except share and per share values)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$461,266	$784,438
Short-term marketable securities	—	105,619
Accounts receivable, net of allowances of $8,488 and $15,505, respectively	535,090	557,697
Inventories	663,603	659,233
Prepaid expenses and other current assets	47,131	49,640
Income taxes receivable	3,024	20,633
Total current assets	1,710,114	2,177,260
Property and equipment, net of accumulated depreciation of $571,728 and $545,786, respectively	556,496	561,909
Operating lease right of use assets	48,367	49,647
Long-term marketable securities	—	66,134
Intangible assets, net	771,688	795,117
Goodwill	1,432,964	1,432,387
Other assets	74,856	75,096
Deferred income taxes	116,663	94,200
Total assets	$4,711,148	$5,251,750

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$73,144	$75,118
Accrued expenses	237,566	260,591
Operating lease liabilities	10,622	10,249
Income taxes payable	12,739	10,725
Senior convertible notes	—	443,351
Business acquisition liabilities	33,458	33,739
Deferred revenue	17,172	22,140
Total current liabilities	384,701	855,913
Business acquisition liabilities, net of current portion	84,597	89,496
Operating lease liabilities	81,691	83,588
Deferred income taxes and other tax liabilities	46,605	23,889
Other liabilities	25,486	21,531
Total liabilities	623,080	1,074,417

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 112,926,345 and 114,990,219 shares at March 31, 2025 and December 31, 2024, respectively	113	115
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at March 31, 2025 and December 31, 2024, respectively	22	22
Additional paid-in capital	3,053,927	3,031,244
Accumulated other comprehensive income/(loss)	(2,167)	(6,861)
Retained earnings	1,036,173	1,152,813
Total equity	4,088,068	4,177,333
Total liabilities and equity	$4,711,148	$5,251,750

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$75,462	$(7,117)
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	—	12,613
Depreciation and amortization	66,074	55,261
Amortization of premiums on marketable securities	(421)	24
Provision for excess and obsolete inventory	5,960	3,914
Amortization of inventory fair value step-up	49	53,670
Amortization of 2025 Notes fair value step-up	6,658	6,658
Stock-based compensation expense	13,206	17,260
Allowance for expected credit losses	3,206	2,968
Change in fair value of business acquisition liabilities	167	(165)
Change in deferred income taxes	509	(45,091)
(Gain)/loss on disposal of assets, net	2,613	34
Payment of business acquisition-related liabilities	(2,012)	(16,115)
Net (gain)/loss from foreign currency adjustment	(3,772)	11,191
(Increase) decrease in:
Accounts receivable	22,603	(36,393)
Inventories	(7,587)	(8,986)
Prepaid expenses and other assets	4,534	1,778
Increase (decrease) in:
Accounts payable	(899)	(5,753)
Accrued expenses and other liabilities	(28,658)	(33,881)
Income taxes payable/receivable	19,608	40,517
Net cash provided by/(used in) operating activities	177,300	52,387
Cash flows from investing activities:
Purchases of marketable securities	(1,750)	(8,017)
Maturities of marketable securities	58,630	85
Sales of marketable securities	115,608	2,565
Purchases of property and equipment	(36,103)	(28,568)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	—	(12,649)
Acquisition of intangible assets	(5,000)	—
Net cash provided by/(used in) investing activities	131,385	(46,584)
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(3,890)	(30,475)
Net proceeds from exercise of stock options	11,223	3,413
Payments related to tax withholdings for share-based compensation	(2,293)	(5,343)
Repurchase of common stock	(190,451)	(83,316)
Repayment of senior convertible notes	(449,985)	—
Net cash provided by/(used in) financing activities	(635,396)	(115,721)
Effect of foreign exchange rates on cash	3,539	(3,312)
Net increase/(decrease) in cash and cash equivalents	(323,172)	(113,230)
Cash and cash equivalents at beginning of period	784,438	467,292
Cash and cash equivalents at end of period	$461,266	$354,062

Supplemental disclosures of cash flow information:
Income taxes paid, net	$7,199	$1,967
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$10,014	$5,426

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Musculoskeletal Solutions	$575,932	$574,697
Enabling Technologies	22,189	31,969
Total net sales	$598,121	$606,666

Liquidity and Capital Resources:

	March 31,	December 31,
(In thousands)	2025	2024
Cash and cash equivalents	$461,266	$784,438
Short-term marketable securities	—	105,619
Long-term marketable securities	—	66,134
Total cash, cash equivalents and marketable securities	$461,266	$956,191

The following tables reconcile GAAP to Non-GAAP financial measures.

As of September 30, 2024, we no longer include Acquisition of in-process research and development as an adjustment to the non-GAAP financial measures. As previously disclosed, the Company incurred $12.6 million in the three months ended March 31, 2024 for the Acquisition of in-process research and development, which, when it was previously included, resulted in a 2.1% impact on Adjusted EBITDA as a percentage of net sales and $0.09 on Non-GAAP diluted earnings per share.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands, except percentages)	2025	2024
Net income/(loss)	$75,462	$(7,117)
Interest (income)/expense, net	(1,681)	1,894
Provision for income taxes	28,206	(1,441)
Depreciation and amortization	66,074	55,261
EBITDA	168,061	48,597
Stock-based compensation expense	13,052	12,439
Provision for litigation, net	(1,287)	(31)
Merger and acquisition-related costs (1)	1,106	56,387
Net (gain) loss from strategic investments	(61)	223
Non-cash acquisition-related foreign currency impacts	(3,772)	11,191
Restructuring costs	734	25,162
Adjusted EBITDA	$177,833	$153,968

Net income/(loss) as a percentage of net sales	12.6%	(1.2%)
Adjusted EBITDA as a percentage of net sales	29.7%	25.4%

(1) Merger and acquisition-related costs represent certain costs associated with acquisitions.  These costs, presented on a before-tax effect basis, are included in Non-GAAP Merger and Acquisition-related Costs table.

Non-GAAP Merger and Acquisition-related  Costs Table:

	Three Months Ended
	March 31,
	2025	2024
(In thousands)
Amortization of inventory fair value step up	$49	$53,670
Change in fair value of business acquisition liabilities	167	(158)
Employee-related costs	—	1,457
Other acquisition-related costs (a)	890	1,418
Merger and acquisition-related costs	$1,106	$56,387
(a) Primarily comprised of legal fees, investment banking and consulting fees.

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Net income/(loss)	$75,462	$(7,117)
Provision for litigation, net	(1,287)	(31)
Amortization of intangibles	28,802	29,676
Merger and acquisition -related costs (1)	1,106	56,387
Non-cash acquisition-related foreign currency impacts	(3,772)	11,191
Restructuring Costs	734	25,162
Net gain/(loss) on strategic investments	(61)	223
Tax effect of adjusting items	(6,156)	(30,006)
Non-GAAP net income/(loss)	$94,828	$85,485
(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Net Sales	$598,121	$606,666
Cost of Sales (exclusive of amortization of intangibles)	195,397	241,487
Amortization of Intangibles	22,208	29,676
Gross Profit	$380,516	$335,503

Amortization of inventory fair value step up	49	53,670
Amortization of Intangibles	22,208	29,676
Adjusted Gross Profit	$402,773	$418,849

Gross Profit % of Net Sales	63.6%	55.3%
Adjusted Gross Profit % of Net Sales	67.3%	69.0%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Diluted earnings per share, as reported	$0.54	$(0.05)
Provision for litigation, net	(0.01)	—
Amortization of intangibles	0.21	0.22
Merger and acquisition -related costs (1)	0.01	0.41
Non-cash acquisition-related foreign currency impacts	(0.03)	0.08
Restructuring costs	0.01	0.18
Tax effect of adjusting items	(0.04)	(0.22)
Non-GAAP diluted earnings per share	$0.68	$0.63
(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.
* amounts may not add due to rounding.

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Net cash provided by operating activities	$177,300	$52,387
Purchases of property and equipment	(36,103)	(28,568)
Free cash flow	$141,197	$23,819

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	March 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2025	2024	Growth	Period Net Sales	Growth
United States	$483,857	$482,927	0.2%	$—	0.2%
International	114,264	123,739	(7.7%)	(3,799)	(4.6%)
Total net sales	$598,121	$606,666	(1.4%)	$(3,799)	(0.8%)

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com